EXHIBIT 10.14

Leasing Contract

Lessor: Weifang Dili Jinde Investment Development Co., Ltd.

(Referred to as Part A)

Lessee: Weifang Zhongdehui Education Consulting Co., Ltd

(Referred to as Part B)

According to the “Contract Law of the People’s Republic of China” and other relevant laws and regulations, on the basis of equality, voluntariness and consensus, both parties will lease the first phase of the office land for the Shandong Surveying and Mapping Geographic Information Industry Base Project. The following agreement:

I. Basic situation of the property

1.	Party A agreed to lease the Room 202 and 203 of the 9th floor of the first phase project of Shandong Surveying and Mapping Geographic Information Industry Base, No. 8999 Taoyuan Street, Weifang High-tech Zone, to Party B. Party A has the right to use the property and has not been mortgaged.
2.	The leasing area from Party A to Party B is approximately 827.66 square meters.
3.	The scope, conditions and requirements of the public or contractual part of the property; the existing decoration and ancillary facilities, the condition of the equipment and the content, standards and related matters to be agreed by Party B to renovate and add the auxiliary facilities by Party A, Party B shall separately indicate in the annex to this contract that Party A and Party B agree that the Annex shall be the basis for Party A to return the property to Party A when Party A delivers the property to Party B and the contract terminates.

II. Usage of the property

The purpose of the property is to produce office space. Party A guarantees that the rented property can be used for the above purposes and complies with the relevant national fire safety regulations; Party A guarantees that the property rights of the rented property are not disputed or subject to legal restrictions. Party B guarantees that the rented Party A’s property is used for legal purposes, complies with national laws and relevant government regulations, and operates legally. Otherwise, Party B shall bear all legal and economic responsibilities.

III. Lease Term

1.	Party A and Party B agreed that the housing rental period is 5 years: from September 1, 2018 to August 31, 2023.
2.	After the contract between the two parties is signed and the first month’s rent is paid, Party B can carry out the work of layout decoration such as decoration and furniture arrangement. Party A will actively cooperate in the power of elevators and electricity.

IV. Rent, payment method and term

1.	Party A and Party B agreed that the rent for the first year of the property is RMB 0.45/㎡per day. The annual rent is RMB 135,943. The rent for the second to fourth years is RMB 0.65 / ㎡per day, and the annual rent is 196,362 yuan. The fifth year renters will negotiate separately according to market conditions.
2.	The rent is paid annually, and the payment method is check or transfer payment. The first annual rent will be paid within 10 days after the contract is signed, and then Party B will pay Party A’s rent for the next year before June 1 of each year. Party A provides Party B with a VAT invoice with a tax rate of 5%.
3.	Within 10 days from the date of signing this contract, Party B shall pay Party A with a rental deposit of 50,000 yuan at the same time as Party A pays the first year’s rent.
Account Name: Weifang Dili Jinde Investment Development Co., Ltd.
Bank: Evergrowing Bank Weifang Branch
Account Number: 853610010122200226

V. Other fees

During the lease period, the property expenses, water, electricity, heating, gas, communication, and equipment expenses incurred in the use of the property shall be borne by Party B. Party B shall bear the various taxes and fees incurred by Party B in its own operations. If Party B needs to renovate the property, the decoration and renovation plan must be approved in writing by Party A, and must meet the fire and engineering safety requirements, and the expenses shall be borne by Party B.

VI. Delivery, leaseback, and renewal of the property

1.	Party A shall deliver the property to Party B according to the agreed conditions before August 1, 2018. At the time of delivery, Party B shall pass the acceptance and acceptance of Party B, and Party B shall submit the object if there is any objection. Party A actively cooperates with the installation and commissioning of Party B’s office facilities. The expenses incurred before the delivery of the property shall be borne by Party A.
2.	When the contract expires and the lease is returned, Party A confirms that Party B has not owed the rent, water and electricity expenses and other related expenses. When Party B returns the property, the modified part shall conform to the normal use status; if Party A agrees, Party B may not resume the original as it is; if Party A does not agree to deliver it after the transformation, Party B shall resume and restore according to Party A’s request. The expenses shall be borne by Party B. The ownership of office appliances and electrical appliances added by Party B during the lease period shall be vested in Party B; the decoration attached to the property shall be owned by Party A without compensation.
3.	When the contract period is less than the early termination of the lease, Party B must pay the full amount of rent, utilities and other related expenses. When Party B returns the property, the modified part shall conform to the normal use status. If Party A agrees, Party B may not resume the original as it is; if Party A does not agree to deliver it after the transformation, Party B shall resume and restore according to Party A’s request. The expenses shall be borne by Party B.
4.	When the lease expires, Party B shall return to the normal use state. If it is not restored, the equivalent deposit shall be detained as the cost of the original condition of the property.
5.	When the lease expires, if Party B needs to continue to rent the property, Party B shall submit a written request to Party A to renew the lease within three months before the expiration of the lease term. Under the same conditions, the party may enjoy the priority lease right to sign the property lease contract.

VII. Property’s Renovation and Repair

1.	During the lease period, Party B finds that the property and its ancillary facilities (which Party A delivers within the scope of Party B) are damaged. Party A shall promptly notify Party A to repair it in accordance with the provisions of the Regulations on Quality Management of Construction Projects (except for improper use by Party B); Party A shall Repairs shall be made within 24 hours after Party B’s notice: If it is not repaired within the time limit, Party B may repair it on its behalf, and this fee shall be borne by Party A. The part that exceeds the provisions of the “Regulations on the Quality Management of Construction Engineering” shall be repaired by Party B itself, and the expenses shall be borne by Party B.
2.	During the lease period, Party A guarantees that the property and its facilities are in a normal usable and safe state. Party A shall notify Party B three days in advance of the inspection and maintenance of the property; Party B shall cooperates with Party A when checking the maintenance.
3.	If Party B needs to renovate the structure of the original building of the rented property and various equipment pipelines, Party B shall consult with Party A in advance. After Party A agrees in writing to Party B’s transformation plan, Party B can make the transformation. Party B shall bear all responsibility and losses for the fire-fighting equipment caused by Party B’s secondary renovation of the leased property.
4.	Party A has no obligation to repair the decoration and decoration of Party B.
5.	Party B shall, without the written consent of Party A, personally change the internal structure of the property, decorate or install equipment that has an impact on the structure of the property, and Party B’s construction plan that has not been approved in accordance with Party A’s written consent, resulting in damage to the main structure of the property. Party A has the right to choose one of the following rights:
(1) Party B shall bear all losses and liabilities caused by the reconstruction of private arrangements.
(2) Party B shall be charged the actual expenses incurred in the restoration of the project.

VIII. Change of right

1.	During the lease term, Party A shall transfer Party to part or all of the leased property, Party A shall notify Party B in writing four days in advance, and Party B shall have the right to purchase in preference to the third party under the same conditions.
2.	If the property is transferred to another person during the period of renting, Party A guarantees that the contract continues to have legal effect on the transferee.

IX. Rescission of Contract

1.	After the agreement between the two parties, the contract can be terminated.
2.	During the validity period of the contract, if one of the following circumstances occurs, the contract is automatically cancelled.
	(1)	Force majeure occurs, making this contract impossible to perform
	(2)	The land use right within the occupied area of the property is recovered in advance
	(3)	The property was legally expropriated for social public interest
	(4)	The property was damaged or identified as a dangerous property
	(5)	Party B has privately remodeled the leased property without the written consent of Party A.
	(6)	Party B is not personally disguised without the written consent of Party A.
	(7)	Party B pledges the property to protect Party A’s rights and interests.

If the contract is terminated due to the above (1-4 items), the rent shall be calculated according to the actual use time, and the calculation shall be based on the number of days in which the whole month is insufficient, and the partial refund shall be made to the part that is refunded or less; (7-7 items) Overpaid part of the rent, Party A does not return.

3.	Party A and Party B agree that in any of the following circumstances, one party may notify the other party in writing to terminate the contract. The party that violates the contract shall pay the breach of contract to the other party at the same time as the other party’s monthly rent; if the liquidated damages are insufficient to compensate the party, the difference between the loss and the liquidated damage shall be compensated.
	(1)	Party A fails to deliver the property on time, and has not delivered it within 10 days after the urging by Party B;
	(2)	The property delivered by Party A does not comply with the provisions of this contract, resulting in the inability to achieve the purpose of the lease, or the property paid by Party A is defective, endangering the safety of Party B.

X. Liability for breach of contract

1.	Party A shall be responsible for the property rights, rental rights and other creditor’s rights and debts related to Party A as described in this contract, and Party A shall be liable for compensation for the loss of economy and reputation caused by Party B.
2.	Party A shall undertake the maintenance obligation of the property and fail to repair it within a reasonable period of time, causing Party B to fail to use the property normally. Party A shall pay Party B a penalty for each day after more than 3 days.
3.	During the lease term, Party A shall be liable for compensation if Party A fails to perform the maintenance obligations stipulated in this contract in time, causing damage to the property and causing property damage or personal injury of Party B.
4.	Party B shall install water meters and electricity meters during the renovation and renovation process or during the lease period; if Party A finds that Party B has stolen water and electricity, the amount of the difference between the readings and the total meter readings shall be borne by Party B.
5.	If the contractor arbitrarily cancels the contract and withdraws the property in advance during the lease period, Party A shall refund the rent of the remaining days of Party B without interest.
6.	If the contract does not stipulate the contract, Party B shall cancel the contract without authorization, and Party A shall not refund the rent paid by Party B.
7.	If Party B privately sublets the property, Party A has the right to execute in accordance with Article 9.2 of this Agreement. Party B shall move within 3 days after Party A’s notice of cancellation (written, short message or telephone) has been removed more than 3 □ not moved. The property company will take measures to cut off water and power off the property, and all losses arising therefrom will be borne by Party B. At the same time, Party A will retain all rights to protect the company’s rights and interests through legal channels.
8.	Party B shall pay the rent in a late payment period, and pay the liquidated damages in accordance with the daily rent amount for one day. If Party A will overdue the supply of water and electricity for the leased property, Party A shall have the right to unilaterally terminate the contract, and Party B shall bear the corresponding annual rent. A multiple amount of liquidated damages and the deposit will not be refunded. Party A has the right to dispose of the facilities and equipment in the rented property of Party B to make up for the rental expenses.

XI. Dispute Resolution

The signing, interpretation and performance of this contract are governed by Chinese law. In the event of a dispute arising from the performance of this contract, the parties shall resolve the dispute through negotiation; if both parties are unwilling to negotiate or fail to negotiate, either party may file a lawsuit in the local people’s court.

XII. Other regulations

1.	During the lease period, Party A shall inform Party B if it needs to mortgage the property, and does not affect Party B’s rights under this contract.
2.	After Party B moves in, the company’s Logo design plan needs to be approved in writing by Party A, and installed according to the location specified by Party A. The company’s Logo will be dismantled without the approval of Party A, and the expenses shall be borne by Party B.
3.	Matters not covered by this contract may be supplemented by the agreement between Party A and Party B. The supplementary clauses of this contract and its annexes are inseparable parts of this contract and have the same legal effect.
4.	When both parties signing this contract, both parties shall clearly and clearly define their respective rights, obligations and responsibilities, and both parties are willing to strictly enforce the contract. If one party violates this contract, the other party has the right to make a claim in accordance with the provisions of this contract.
5.	Party B shall implement the production work in accordance with the relevant safety rules and regulations. If a fire or other safety accident occurs due to the reasons of Party B, all responsibility shall be borne by Party B.
6.	Party A and Party B shall provide the contact address and contact number in the signing column of this contract. (If the contact address is not filled, the address on the ID card or the address of the industrial and commercial registration shall prevail). Notices of Party A and Party B regarding the performance of this contract and related matters shall be issued in accordance with the address filled in. The notice is generally subject to the signature or seal of the other party or authorized representative. If it is sent by courier, the fourth day from the date of issuance shall be deemed to be the date of delivery, and the contents of the courier indicated on the courier shall be the contents of Party A’s mailing. If any party’s contact information changes, it shall promptly notify the other party in writing, otherwise all consequences arising therefrom shall be borne by themselves.
7.	This contract is in duplicate, and both parties A and B hold the same legal effect.

Party A: Weifang Zhongdehui Education Consulting Co., Ltd.	Party B: Weifang Zhongdehui Education Consulting Co., Ltd
Representative: Yuqin Yang	Representative: Qing Zuo
Date of Signature:

Summary of Supplemental Agreement

Party A:	Weifang Dijinli Jinde Investment Development Co., Ltd.
Party B:	Weifang Zhongdehui Education Consulting Co., Ltd.
Party C:	Zhongdehui (Shenzhen) Education Development Co., Ltd.

The “Lease Contract” between Party A and Party B signed on September 1, 2018, located at No. 8999, Taoyuan Street, High-tech Zone, Weifang City, No. 8999, Shandong Surveying and Mapping Geographic Information Industry Base Phase I Project 202, 203, due to the development of Party B’s business Change of company name. After the friendly negotiation between Party A and Party B and the consent of Party C, the following supplementary agreement was reached.

1. Party A and Party B agree to change the lease subject of this contract from party b to party c as of September 1, 2019. After the change, party a and party c shall assume the rights and obligations of the lease contract.

2. Except for the terms of the amendments expressly set forth in this Agreement, the rest of the original contract shall remain in full force and effect.

3. This supplementary contract is a supplementary agreement to the original contract, which is an indivisible part of the original contract and has the same legal effect.

4. This supplementary contract is in quadruplicate, Party A holds two copies, and both B and C hold one copy, which has the same legal effect.

Party A:

Party B:

Party C:

Signature date: November 6, 2019